UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

NII HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

10700 Parkridge Boulevard, Suite 600
Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

      On June 16, 2005, we entered into an agreement with a holder of our 3.5% Convertible Notes due 2033 to convert such Notes into shares of our common stock, par value $0.001 per share, pursuant to the terms of the Indenture dated as of September 16, 2003 between us and Wilmington Trust Company. On June 20, 2005, the transaction closed and the holder converted $48,478,000 in principal amount of the Notes into 1,817,925 shares of our common stock. In consideration for such conversion, we made a cash payment of approximately $5.4 million to the holder. Our issuance of the shares of common stock in this transaction was made pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended. As we have previously reported, the Notes, which we issued initially in 2003 and which were not convertible at that time, are currently convertible pursuant to the terms of the Indenture.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: June 21, 2005	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel